VICOR TECHNOLOGIES TALKS LIVE ON MN1.com ABOUT

LATEST CORPORATE DEVELOPMENTS

Boca Raton, FL – July 12, 2007 - Vicor Technologies, Inc. (OTCBB: VCRT), a development-stage company and the developer of the PD2i Cardiac Analyzer, a patented device utilized in risk stratification of patients for Sudden Cardiac Death (SCD), is pleased to announce President and CEO, David H. Fater, will be featured in a live interview with Market News First, an online news broadcast and research group featuring the latest opportunities within the microcap market.

The interview is scheduled for Thursday, July 12, 2007, at 2:15 EDT and will be broadcast live from Market News First’s website found at www.mn1.com

This is an excellent opportunity for Mr. Fater to discuss Vicor’s patented PD2i Cardiac Analyzer that addresses the growing need for the medical community to be able to risk stratify the millions of people who are at high or low risk of suffering Sudden Cardiac Death (SCD), a fatal arrhythmic event. Vicor anticipates seeking European CE Mark clearance late 2007 to commence marketing its PD2i Cardiac Analyzer in Europe, and expects to seek U.S. FDA 510(k) clearance to initiate commercial sales in the U.S., upon expected satisfactory results at the conclusion of its continuing VITAL trial, which is projected to be completed in about 18 to 24 months.

TO ACCESS THE LIVE INTERVIEW

CLICK ON www.mn1.com

2:15 PM, EDT

About Vicor Technologies, Inc.

The Vicor Technologies (OTCBB: VCRT) medical device, the PD2i Cardiac Analyzer, is based on a patented, proprietary algorithm. Vicor believes the PD2i Cardiac Analyzer accurately risk stratifies patients into those who are at either a high or low risk of suffering a fatal arrhythmic event or SCD within a six-month time frame.

Vicor’s PD2i Cardiac Analyzer addresses a significant health care issue involving a patient cohort of at least 12,000,000 patients. This patient cohort is composed of the MADIT-II (Multicenter Automatic Defibrillator Implantation Trial II)/SCD-HeFT (Sudden Cardiac Death in Heart Failure Trial) patient population. Many in this patient cohort may need an ICD (Implantable Cardioverter Defibrillator) as life-saving therapy. However, recent registry studies have noted that over 70% of implanted ICD’s never have an appropriate firing. This over-implantation has led to a substantial and unnecessary medical cost burden. Over-implantation of this patient cohort also puts patients at risk because of the complications that can accompany implantation surgery. There is also the risk of not identifying patients who need this life-saving therapy because current criteria does not provide physicians the ability to accurately risk stratify their patients.

For more information visit the Vicor Technologies web site www.vicortech.com.

About MN1.com

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Through daily, live interviews, we bring you up-to-date on all the established companies and inform the investors of the newest opportunities within the market. Market News First offers one-on-one interviews with the presidents and CFOs of companies to deliver answers to the questions that investors may ask and provides them insight into the companies’ present condition and future plans.

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Caution Regarding Forward-Looking Statements

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability to continue to receive financing sufficient to complete the critical clinical trials; our ability to continue as a going concern; our ability to successfully develop products based on our technologies; our ability to obtain and maintain adequate levels of third-party reimbursement for our products; the impact of competitive products and pricing; our ability to receive regulatory approval for our products; the ability of third-party contract research organizations to perform preclinical testing and clinical trials for our technologies; the ability of third-party manufacturers to manufacture our products; our ability to retain the services of our key personnel; our ability to market and sell our products successfully; our ability to protect our intellectual property; product liability; changes in federal income tax laws and regulations; general market conditions in the medical device and pharmaceutical industries; and changes in laws and regulations. Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Release 07-04

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INVESTOR CONTACT:	COMPANY CONTACT:
Robert Giordano ROI Associates	David H. Fater, President & CEO Vicor Technologies, Inc.
212.495.0201	800.998.9964
rgiordano@roiny.com	www.vicortech.com